Exhibit 99.1

QUADRAMED CORPORATION

2009 STOCK COMPENSATION PLAN

1. ESTABLISHMENT, PURPOSE AND TERM OF PLAN.

1.1 Establishment. The QuadraMed Corporation 2009 Stock Compensation Plan is hereby established effective as of June 1, 2009, provided that stockholder approval is received before the expiration of one year from the date this Plan is approved by the Board, and provided further that the Board may make Awards pursuant to the Plan prior to such stockholder approval if such Awards by their terms are contingent upon subsequent stockholder approval of this Plan.

1.2 Purpose. The purpose of the Plan is to advance the interests of QuadraMed Corporation and its stockholders by providing an incentive to attract, retain and reward persons performing services for QuadraMed Corporation and its Subsidiaries and Affiliates and by motivating such persons to contribute to the growth and profitability of QuadraMed Corporation and it Subsidiaries and Affiliates.

1.3 Term of Plan. The Plan shall continue in effect until the earlier of its termination by the Board or the date on which all of the shares of Stock available for issuance under the Plan have been issued and all restrictions on such shares under the terms of the Plan and the agreements evidencing Awards granted under the Plan have lapsed. However, all Awards shall be granted, if at all, within 10 years from the earlier of the date the Plan is adopted by the Board or the date the Plan is duly approved by the stockholders of the Company. The Company intends that the Plan comply with Section 409A of the Code (including any amendments or replacements of such section), and the Plan shall be so construed.

2. DEFINITIONS AND CONSTRUCTION.

2.1 Definitions. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Affiliate” means any entity in which the Company or a Subsidiary Corporation has an ownership interest of at least 50%.

(b) “Award” means an Option, Stock Appreciation Right, Restricted Stock, or Restricted Stock Unit granted under the Plan.

(c) “Award Agreement” means a written agreement (including but not limited to an Option Agreement) between the Company and a Participant setting forth the terms, conditions and restrictions of an Award granted to the Participant.

(d) “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, “Board” also means such Committee(s).

(e) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder (such regulations, “Treasury Regulations”).

(f) “Committee” means the Compensation Committee of the Board. “Committee” also means any other committee of the Board duly appointed to administer the Plan and having such powers as shall be specified by the Board. Unless the powers of the Committee have been specifically limited in this Plan or by action of the Board, the Committee shall have all of the powers of the Board granted herein, including, without limitation, the power to amend or terminate the Plan at any time, subject to the terms of the Plan and any applicable limitations imposed by law.

(g) “Company” means QuadraMed Corporation, a Delaware corporation, or any successor corporation thereto. “Company” also means any Subsidiaries and Affiliates of QuadraMed Corporation, as the context requires.

(h) “Consultant” means a person engaged to provide consulting or advisory services (other than as an Employee or a Director) to a Participating Company, provided that the identity of such person, the nature of such services or the entity to which such services are provided would not preclude the Company from offering or selling securities to such person pursuant to the Plan in reliance on either the exemption from registration provided by Rule 701 under the Securities Act or, if the Company is required to file reports pursuant to Section 13 or 15(d) of the Exchange Act, registration on a Form S-8 Registration Statement under the Securities Act.

(i) “Director” means a member of the Board, or of the board of directors of any other Participating Company, if the context requires.

(j) “Disability” means the inability of the Participant, in the opinion of a qualified physician acceptable to the Company, to perform the major duties of the Participant’s position with the Participating Company Group because of the sickness or injury of the Participant expected to result in death or to be of continuous duration of 12 months or more. However, solely for purposes of the Non-Employee Director Option Grant Program, “Disability” means the inability of the non-Employee Board member to perform his or her usual duties as a Board member by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of 12 months or more.

(k) “Employee” means any person treated as an employee (including an Officer or a Director who is also treated as an employee) in the records of a Participating Company and, with respect to any Incentive Stock Option granted to such person, who is an employee of a corporation for purposes of Section 422 of the Code; provided, however, that neither service as a Director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Fair Market Value” means, as of any date, the value of a share of Stock or other property as determined by the Committee, in its discretion, or by the Company, in its discretion, if such determination is expressly allocated to the Company herein, subject to the following:

(i) If, on such date, the Stock is listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be the closing price of a share of Stock (or the mean of the closing bid and asked prices of a share of Stock if the Stock is so quoted instead) as quoted on the national or regional securities exchange or market system constituting the primary market for the Stock, as reported on such date in The Wall Street Journal or such other source as the Company deems reliable. If the relevant date does not fall on a day on which the Stock has traded on such securities exchange or market system, the date on which the Fair Market Value shall be established shall be the last day on which the Stock was so traded prior to the relevant date, or such other appropriate day as shall be determined by the Committee, in its discretion and in accordance with Section 409A of the Code and applicable Treasury Regulations issued pursuant thereto.

(ii) If, on such date, the Stock is not listed on a national or regional securities exchange or market system, the Fair Market Value of a share of Stock shall be as determined by the Committee in accordance with a reasonable procedure established by the Committee without regard to any restriction other than a restriction which, by its terms, will never lapse, and subject to compliance with Section 409A of the Code and applicable Treasury Regulations issued pursuant thereto.

(n) “Immediate Family Member” means a Participant’s spouse, parents, children, stepchildren, grandchildren and legal dependents.

(o) “Incentive Stock Option” means an Option granted pursuant to the Plan that is designated as an incentive stock option and which satisfies the requirements of Section 422(b) of the Code and the Treasury Regulations thereunder.

(p) “Insider” means an Officer, a member of the Board or other person whose transactions in Stock are subject to Section 16 of the Exchange Act.

(q) “Nonstatutory Stock Option” means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

(r) “Officer” means any person designated by the Board as an officer of the Company.

(s) “Option” means a right granted under Section 6, Section 9 or Section 10 of the Plan to purchase Stock pursuant to the terms and conditions of the Plan. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.

(t) “Option Agreement” means a written agreement between the Company and a Participant setting forth the terms, conditions and restrictions of the Option granted to the Participant and any shares of Stock issuable upon the exercise thereof. An Option Agreement may consist of a form of “Notice of Grant of Stock Option” and a form of “Stock Option Agreement” incorporated therein by reference, or such other form or forms as the Committee may approve from time to time.

(u) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(v) “Participant” means any eligible person who has been granted one or more Awards.

(w) “Participating Company” means the Company or any Parent Corporation, Subsidiary Corporation or Affiliate.

(x) “Participating Company Group” means, at any point in time, all entities collectively which are then Participating Companies.

(y) “Plan” means the QuadraMed Corporation 2009 Stock Compensation Plan, as the same may be amended from time to time.

(z) “Restricted Stock” means shares of Stock awarded under the Plan that are subject to a risk of forfeiture or other restrictions that will lapse upon the achievement of one or more goals relating to completion of service or achievement of performance or other objectives, as determined by the Committee pursuant to Section 8 of the Plan.

(aa) “Restricted Stock Unit” means an award payable in cash or Stock and represented by a bookkeeping credit where the amount represented by the bookkeeping credit of each Restricted Stock Unit equals the Fair Market Value of a share of Stock on the date of grant and which amount shall be subsequently increased or decreased to reflect the Fair Market Value of a share of Stock on any date from the date of grant up to the date the Restricted Stock Unit vests and is paid to Participant in cash or Stock. Restricted Stock Units are not outstanding shares of Stock and do not entitle a Participant to voting or other rights with respect to Stock; provided, however, that an Award of Restricted Stock Units may provide for the crediting of additional Restricted Stock Units based on the value of dividends paid on Stock while the Award is outstanding.

(bb) “Rule 16b-3” means Rule 16b-3 under the Exchange Act, as amended from time to time, or any successor rule or regulation.

(cc) “Securities Act” means the Securities Act of 1933, as amended.

(dd) “Service” means a Participant’s employment or service with the Participating Company Group, whether in the capacity of an Employee, a Director or a Consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company Group or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company, as long as such leave does not exceed the longer of three (3) months or the time for which the Participant’s right to return to Service is guaranteed by statute or contract. After such period, any Incentive Stock Option held by the Participant shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonstatutory Stock Option. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as Service for purposes of determining vesting under the Participant’s Award Agreement. Except as otherwise provided by the Board, in its discretion, the Participant’s Service shall be deemed to have terminated either upon an actual termination of Service or upon the entity for which the Participant performs Service ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of and reason for such termination.

(ee) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.3 of the Plan.

(ff) “Stock Appreciation Right” or “SAR” means a right to receive, either in cash or Stock, as determined by the Committee, the excess of the Fair Market Value of a share of Stock on the exercise date over the exercise price of the SAR, which right is granted pursuant to Section 7 of the Plan and subject to the terms and conditions contained herein.

(gg) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

(hh) “Ten Percent Stockholder” means a person who, at the time an Award is granted to such person, owns stock possessing more than 10% of the total combined voting power of all classes of stock of a Participating Company (other than an Affiliate) within the meaning of Section 422(b)(6) of the Code.

2.2 Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. ADMINISTRATION.

3.1 Administration by the Committee. The Plan shall be administered by the Committee. All questions of interpretation of the Plan or of any Award shall be determined by the Committee, and such determinations shall be final and binding upon all persons having an interest in the Plan or such Award.

3.2 Actions by Committee. The Committee may establish, from time to time and at any time, subject to the limitations of the Plan as set forth herein, such rules and regulations and amendments and supplements thereto, as it deems necessary to comply with applicable law and regulation and for the proper administration of the Plan. A majority of the members of the Committee shall constitute a quorum. The vote of a majority of the members of the Committee present at a meeting at which a quorum exists shall constitute action by the Committee.

3.3 Powers of the Committee. In addition to any other powers set forth in the Plan and subject to the provisions of the Plan, the Committee shall have the full and final power and authority, in its discretion:

(a) to determine the persons to whom, and the time or times at which, Awards shall be granted and the number of shares of Stock to be subject to each Award;

(b) to designate Options as Incentive Stock Options or Nonstatutory Stock Options;

(c) to determine the Fair Market Value of shares of Stock or other property;

(d) to determine the terms, conditions and restrictions applicable to each Award (which need not be identical) and any shares of Stock acquired upon the exercise thereof, including, without limitation, (i) the exercise price of the Award, (ii) the method of payment for shares of Stock purchased upon the exercise of the Award, (iii) the method for satisfaction of any tax withholding obligation arising in connection with the Award or such shares, including by the withholding or delivery of shares of Stock, (iv) the timing, terms and conditions of the exercisability of the Award or the vesting of any shares of Stock acquired upon the exercise thereof, (v) the time of the expiration of the Award, (vi) the effect of the Participant’s termination of Service on any of the foregoing, and (vii) all other terms, conditions and restrictions applicable to the Award or such shares not inconsistent with the terms of the Plan;

(e) to approve one or more forms of Award Agreement (including Option Agreements);

(f) to amend, modify, cancel or renew any Award or to waive any restrictions or conditions applicable to any Award or any shares of Stock acquired upon the exercise thereof;

(g) to accelerate, continue, extend or defer the vesting of any Award or the vesting of any shares of Stock acquired upon the exercise thereof, including with respect to the period following a Participant’s termination of Service;

(h) to prescribe, amend or rescind rules, guidelines and policies relating to the Plan, or to adopt supplements to, or alternative versions of, the Plan, including, without limitation, as the Committee deems necessary or desirable to comply with the laws of, or to accommodate the tax policy or custom of, foreign jurisdictions whose citizens may be granted Awards; and

(i) to correct any defect, supply any omission or reconcile any inconsistency in the Plan or any Award Agreement and to make all other determinations and take such other actions with respect to the Plan or any Award as the Committee may deem advisable to the extent not inconsistent with the provisions of the Plan or applicable law.

3.4 Administration with Respect to Insiders. With respect to participation by Insiders in the Plan, at any time that any class of equity security of the Company is registered pursuant to Section 12 of the Exchange Act, the Plan shall be administered in compliance with the requirements, if any, of Rule 16b-3 of the Exchange Act.

3.5 Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or Officers or Employees of the Participating Company Group, members of the Committee and any Officers or Employees of the Participating Company Group to whom authority to act for the Committee or the Company is delegated shall be indemnified by the Company against all reasonable expenses, including attorneys’ fees, actually incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any right granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such person is liable for gross negligence, bad faith or intentional misconduct in duties; provided, however, that within 60 days after the institution of such action, suit or proceeding, such person shall offer to the Company, in writing, the opportunity at its own expense to handle and defend the same.

3.6 Participation in the Plan. Participation in the Plan shall be limited to the Employees of a Participating Company (including prospective Employees conditioned on their becoming Employees) and any advisor, Consultant, Director or other person providing services to the Participating Company who shall be designated by the Committee. No member of the Committee shall participate in deliberations or decisions concerning the granting of, and the terms and conditions of, his or her own Award.

4. SHARES SUBJECT TO PLAN.

4.1 Maximum Number of Shares Issuable. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum aggregate number of shares of Stock that may be issued or granted under the Plan in respect of Awards shall be 650,000, including the 150,654 shares of Stock that were available for issuance under the QuadraMed Corporation Amended and Restated 2004 Stock Compensation Plan and have been rolled into the Plan, and shall consist of authorized but unissued or reacquired shares of Stock or any combination thereof. If an outstanding Award for any reason expires or is terminated or canceled or if shares of Stock are acquired upon the exercise of an Award subject to a Company repurchase option or otherwise and are repurchased by the Company at the Participant’s exercise or purchase price, the shares of Stock allocable to the unexercised portion of such Award or such repurchased shares of Stock, as the case may be, shall again be available for issuance under the Plan. Shares of Stock shall not be deemed to have been issued under the Plan with respect to any portion of an Award that is settled in cash. However, except as adjusted pursuant to Section 4.3 of the Plan, in no event shall more than 650,000 shares of Stock be available for issuance pursuant to the exercise of Incentive Stock Options (the “ISO Share Limit”).

4.2 Participant Limits. Subject to Section 4.3 of the Plan, the maximum number of shares that may be covered by Awards granted to any one individual pursuant to Sections 6, 9 and/or 10 of the Plan (relating to Options) and/or Section 7 of the Plan (relating to SARs) shall be 300,000 shares of Stock during any one calendar year period; and the maximum number of shares that may be issued to any one individual in conjunction with the Awards granted pursuant to Section 8 of the Plan (relating to Restricted Stock and Restricted Stock Unit Awards) shall be 150,000 shares of Stock during any one calendar year period.

4.3 Adjustments for Changes in Capital Structure. Subject to any required action by the stockholders of the Company, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number and class of shares of Stock subject to the Plan and to any outstanding Awards, in the ISO Share Limit set forth in Section 4.1 of the Plan, in the Participant Limits set forth in Section 4.2 of the Plan, and in the exercise or purchase price per share of any outstanding Awards in order to prevent dilution or enlargement of Participants’ rights under the Plan; provided, however, that no such change will be made to an outstanding Option or SAR if such change would constitute a “modification” of such Option or SAR within the meaning applicable Treasury Regulations issued pursuant to Section 409A of the Code. For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.” Any fractional share resulting from an adjustment pursuant to this Section 4.3 shall be rounded down to the nearest whole number, and in no event may the exercise or purchase price of any Award be decreased to an amount less than the par value, if any, of the shares of Stock subject to the Award. Such adjustments shall be determined by the Board, and its determination shall be final, binding and conclusive.

5. ELIGIBILITY AND OPTION LIMITATIONS.

5.1 Persons Eligible for Awards. Awards may be granted only to Employees of a Participating Company (including prospective Employees conditioned on their becoming Employees) and any advisor, Consultant, Director or other person providing services to the Participating Company who shall be designated by the Committee. Eligible persons may be granted more than one (1) Award. However, eligibility in accordance with this Section 5.1 shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

5.2 Option Grant Restrictions. An Incentive Stock Option may be granted only to a person who is an Employee on the effective date of grant of the Option to such person. Any person who is not an Employee on the effective date of the grant of an Option to such person may be granted only a Nonstatutory Stock Option.

5.3 Fair Market Value Limitation. To the extent that Options designated as Incentive Stock Options (granted under all stock plans of the Participating Company Group, including the Plan) become exercisable by a Participant for the first time during any calendar year for shares of Stock having a Fair Market Value greater than $100,000, the portions of such Options which exceed such amount shall be treated as Nonstatutory Stock Options. For purposes of this Section 5.3, options designated as Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of a share of Stock shall be determined as of the time the Option with respect to such shares of Stock is granted in accordance with Section 422 of the Code and applicable Treasury Regulations issued pursuant thereto. If the Code is amended to provide for a different limitation from that set forth in this Section 5.3, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Options as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonstatutory Stock Option in part by reason of the limitation set forth in this Section 5.3, the Participant may designate which portion of such Option the Participant is exercising. In the absence of such designation, the Participant shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion may be issued at the request of the Participant upon the exercise of the Option.

5.4 Effective Date of Grant of Options. In no event shall the effective date of a grant of an Option hereunder be a date any earlier than the date that the Participating Company granting such Option completes the corporate action constituting an offer of stock for sale. If an Option is granted to an individual upon the condition that such individual will become an Employee of such Participating Company or an Affiliate, the effective date of the grant of such Option shall be no earlier than the date such individual becomes such an Employee.

6. TERMS AND CONDITIONS OF OPTIONS.

Options shall be evidenced by Option Agreements specifying the number of shares of Stock covered thereby, in such form as the Committee shall from time to time establish. No Option or purported Option shall be a valid and binding obligation of the Company unless evidenced by a fully executed Option Agreement. Option Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

6.1 Exercise Price. The exercise price for each Option shall be established in the discretion of the Committee, subject to compliance with Section 409A of the Code and the terms of this Plan; provided, however, that (a) the exercise price per share of Stock purchasable under an Option shall never be less than the Fair Market Value of a share of Stock on the effective date of grant of the Option and (b) no Incentive Stock Option granted to a Ten Percent Stockholder shall have an exercise price per share less than 110% of the Fair Market Value of a share of Stock on the effective date of grant of the Option. Notwithstanding the foregoing, an Option (whether an Incentive Stock Option or a Nonstatutory Stock Option) may be granted with an exercise price lower than the minimum exercise price set forth above if such Option is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of Sections 409A and 424(a) of the Code and applicable Treasury Regulations issued pursuant thereto.

6.2 Exercisability and Term of Options. Options shall be exercisable at such time or times, or upon such event or events, and subject to such terms, conditions, performance criteria and restrictions as shall be determined by the Committee and set forth in the Option Agreement evidencing such Option, or, if no terms, conditions, performance criteria and restrictions are set forth in the Option Agreement, an Option holder’s right to exercise the Option shall vest as follows: (i) 25% of the Option shares shall vest upon the Participant’s completion of one year of continuous service with the Company after the effective date of grant; and (ii) the balance of the Option shares shall vest in a series of 36 equal successive monthly installments upon the Participant’s completion of each additional month of continuous employment after the effective date of grant. Notwithstanding the foregoing or the terms of any Option Agreement, in no event shall: (a) any Option be exercisable after the expiration of 10 years after the effective date of grant of such Option or (b) any Incentive Stock Option granted to a Ten Percent Stockholder be exercisable after the expiration of five years after the effective date of grant of such Option. Subject to the foregoing, unless otherwise specified by the Committee in the grant of an Option, any Option granted hereunder shall terminate 10 years after the effective date of grant of the Option, unless earlier terminated in accordance with its provisions.

6.3 Method of Exercise. A Participant (or other person or person, if any, entitled to exercise an Option hereunder) desiring to exercise an Option granted pursuant to the Plan as to all or part of the shares of Stock covered by the Option shall (i) notify the Company in writing to that effect at its principal executive offices prior to 5:00 p.m. Washington, D.C. time on the day of exercise (which must be a business day at the executive offices of the Company), specifying the number of shares of Stock to be purchased and the method of payment therefor, and (ii) make payment for the shares of Stock so purchased in accordance with this Section 6. Such written notice may be given by means of a facsimile or other electronic transmission. If a facsimile or other electronic transmission is used, the holder of the Option should mail the original executed copy of the written notice to the Company promptly thereafter.

6.4 Payment of Exercise Price.

(a) Forms of Consideration Authorized. Except as otherwise provided below, payment of the exercise price for the number of shares of Stock being purchased pursuant to any Option shall be made (i) in cash, by check or cash equivalent, (ii) by tender to the Company of shares of Stock owned by the Participant having a Fair Market Value as of the settlement date not less than the exercise price, (iii) by delivery of a properly executed notice together with irrevocable instructions to a broker providing for the assignment to the Company of the proceeds of a sale or loan with respect to some or all of the shares of Stock being acquired upon the exercise of the Option (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System) (a “Cashless Exercise”), (iv) by such other consideration as may be approved by the Committee from time to time to the extent permitted by applicable law, or (v) by any combination thereof. The Committee may at any time or from time to time, by approval of or by amendment to the standard forms of Option Agreement described in Section 11 of the Plan, or by other means, grant Options which do not permit all of the foregoing forms of consideration to be used in payment of the exercise price or which otherwise restrict one or more forms of consideration.

(b) Limitations on Forms of Consideration.

(i) Tender of Stock. Notwithstanding the foregoing, an Option may not be exercised by tender to the Company of shares of Stock to the extent such tender would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock. Unless otherwise provided by the Board, an Option may not be exercised by tender to the Company of shares of Stock unless such shares either have been owned by the Participant for more than six (6) months or were not acquired, directly or indirectly, from the Company.

(ii) Cashless Exercise. The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, terminate or decline to approve any program or procedures for the exercise of Options by means of a Cashless Exercise.

6.5 Effect of Termination of Service.

(a) Option Exercisability. Subject to earlier termination of the Option as otherwise provided herein and unless otherwise provided by the Board in the grant of an Option and set forth in the Option Agreement, an Option shall be exercisable after a Participant’s termination of Service only during the applicable time period determined in accordance with this Section 6.5 and thereafter shall terminate:

(i) Disability. If the Participant’s Service terminates because of the Disability of the Participant, the Option, (a) to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of one year (or such longer period of time as determined by the Committee, in its discretion) after the date on which the Participant’s Service terminated, or two years in the case of an Insider, on which date they shall expire, and (b) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that in any event no Option shall be exercisable after the date of expiration of the Option’s term as set forth in the Option Agreement evidencing such Option or, if applicable, the time limitations on exercise set forth in Section 6.2 of the Plan (the “Option Expiration Date”).

(ii) Death. If the Participant’s Service terminates because of the death of the Participant, (a) the Option, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant’s legal representative or other person who acquired the right to exercise the Option by reason of the Participant’s death at any time prior to the expiration of one year (or such longer period of time as determined by the Committee, in its discretion) after the date on which the Participant’s Service terminated, or two years in the case of an Insider, on which date they shall expire, and (b) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that in any event no Option shall be exercisable after the Option Expiration Date. The Participant’s Service shall be deemed to have terminated on account of death if the Participant dies within three months (or such longer period of time as determined by the Committee, in its discretion) after the Participant’s termination of Service.

(iii) Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service with a Participating Company is terminated for Cause, as defined by the Participant’s Option Agreement or contract of employment or service (or, if not defined in any of the foregoing, as defined below), the Option shall terminate and cease to be exercisable immediately upon such termination of Service. Unless otherwise defined by the Participant’s Option Agreement or contract of employment or service, for purposes of this Section 6.5(a)(iii) “Cause” shall mean any of the following: (1) the Participant’s theft, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, or falsification of any Participating Company documents or records; (2) the Participant’s material failure to abide by a Participating Company’s code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); (3) the Participant’s unauthorized use, misappropriation, destruction or diversion of any tangible or intangible asset or corporate opportunity of a Participating Company (including, without limitation, the Participant’s improper use or disclosure of a Participating Company’s confidential or proprietary information); (4) any intentional act by the Participant which has a material detrimental effect on a Participating

Company’s reputation or business; (5) the Participant’s repeated failure or inability to perform any reasonable assigned duties after written notice from a Participating Company of, and a reasonable opportunity to cure, such failure or inability; (6) any material breach by the Participant of any employment or service agreement between the Participant and a Participating Company, which breach is not cured pursuant to the terms of such agreement; or (7) the Participant’s conviction (including any plea of guilty or nolo contendere) of any criminal act involving fraud, dishonesty, misappropriation or moral turpitude, or which impairs the Participant’s ability to perform his or her duties with a Participating Company.

(iv) Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, (a) the Option, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of 90 days (or such longer period of time as determined by the Committee, in its discretion) after the date on which the Participant’s Service terminated, or two years after such termination in the case of an Insider, on which date they shall expire, and (b) Options granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that in any event no Option shall be exercisable after the Option Expiration Date.

(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing other than the provisions addressing termination for Cause (Section 6.5(a)(iii) of the Plan), if the exercise of an Option within the applicable time periods set forth in Section 6.5(a) of the Plan is prevented by the provisions of Section 14 of the Plan, the Committee, in its sole discretion, may determine that the Option shall remain exercisable for such additional period of time as may be determined by the Committee, but in any event no later than the Option Expiration Date.

(c) Extension if Participant Subject to Section 16(b). Notwithstanding the foregoing other than the provisions addressing termination for Cause (Section 6.5(a)(iii) of the Plan), if a sale within the applicable time periods set forth in Section 6.5(a) of the Plan of shares of Stock acquired upon the exercise of the Option would subject the Participant to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the 10th day following the date on which a sale of such shares by the Participant would no longer be subject to such suit, (ii) the 190th day after the Participant’s termination of Service, or (iii) the Option Expiration Date.

6.6 Transferability of Options. During the lifetime of the Participant, an Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative. No Option shall be assignable or transferable by the Participant, except by will or by the laws of descent and distribution. Notwithstanding the foregoing, to the extent permitted by the Committee, in its discretion, and set forth in the Option Agreement evidencing such Option, a Nonstatutory Stock Option shall be assignable or transferable subject to the applicable limitations, if any, described in Rule 701 under the Securities Act and the General Instructions to Form S-8 Registration Statement under the Securities Act.

7. TERMS AND CONDITIONS OF STOCK APPRECIATION RIGHTS.

The Committee may grant SARs pursuant to the Plan, which shall be evidenced by Award Agreements in such form as the Committee shall from time to time establish and approve. No SAR shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

7.1 Exercise Price. The per share exercise price of any SAR under the Plan shall be established in the discretion of the Committee, subject to compliance with Section 409A of the Code and applicable Treasury

Regulations issued pursuant thereto and the terms of this Plan; provided, however, that the per share exercise price of any SAR shall be not less than the Fair Market Value of a share of Stock as of the effective date of the grant of such SAR.

7.2 Exercisability of SARs. Upon satisfaction of the conditions specified in the Award Agreement, an SAR shall be exercisable on such date or dates, during such period and for such Award units as shall be determined by the Committee and set forth in the Award Agreement evidencing the SAR.

7.3 Term of SARs. An SAR shall entitle the Participant to receive from the Company that amount having an aggregate value on the exercise date equal to (or, in the discretion of the Committee, less than) (a) the excess of the Fair Market Value of one share of Stock on the exercise date over the exercise price per share specified in the Award Agreement evidencing the SAR multiplied by (b) the number of shares called for by the Award Agreement evidencing the SAR. The Committee shall be entitled to cause the Company to settle its obligation, arising out of the exercise of an SAR, by (i) the payment of the number of shares of Stock equal to the above amount; (ii) the payment of cash equal to the aggregate Fair Market Value of the shares of Stock which the Company would otherwise be obligated to deliver; or (iii) partly the payment of cash and partly the delivery of Stock. Unless otherwise specified in the Award Agreement evidencing such SAR, no SAR shall be exercised after the expiration of 10 years after the effective date of grant of such SAR.

7.4 Transferability of SARs. Except as otherwise provided in an applicable Award Agreement, during the lifetime of a Participant, each SAR granted to a Participant shall be exercisable only by the Participant, and no SAR shall be assignable or transferable otherwise than by will or by the laws of descent and distribution. The Committee may, in any applicable Award Agreement evidencing an SAR, permit a Participant to transfer all or some of the SAR to (i) the Participant’s Immediate Family Members, or (ii) a trust or trusts solely for the exclusive benefit of such Immediate Family Member and to partnerships in which such Immediate Family Members and/or trusts are the only partners. For purposes of Section 7.5 of the Plan, any SAR transferred in accordance with the preceding sentence will be considered as if it had continued to be held by the Participant.

7.5 Effect of Termination of Service.

(a) SAR Exercisability. Subject to earlier termination of the SAR as otherwise provided herein and unless otherwise provided by the Board in the grant of an SAR and set forth in the Award Agreement, an SAR shall be exercisable after a Participant’s termination of Service only during the applicable time period determined in accordance with this Section 7.5 and thereafter shall terminate:

(i) Disability. If the Participant’s Service terminates because of the Disability of the Participant, (a) the SAR, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s guardian or legal representative) at any time prior to the expiration of one year (or such longer period of time as determined by the Committee, in its discretion) after the date on which the Participant’s Service terminated, or two years in the case of an Insider, on which date they shall expire, and (b) SARs granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that in any event no SAR shall be exercisable after the date of expiration of the SAR’s term as set forth in the Award Agreement evidencing such SAR or, if applicable, the time limitations set forth in Section 7.3 of the Plan (the “SAR Expiration Date”).

(ii) Death. If the Participant’s Service terminates because of the death of the Participant, (a) the SAR, to the extent unexercised and exercisable on the date on which the Participant’s Service terminated, may be exercised by the Participant’s guardian or legal representative at any time prior to the expiration of one (1) year (or such longer period of time as determined by the Committee, in its discretion) after the date on which the Participant’s Service terminated, or two years in the case of an Insider, on which date they shall expire, and (b) SARs granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that in any event no SAR shall be exercisable after the SAR Expiration Date.

(iii) Termination for Cause. Notwithstanding any other provision of the Plan to the contrary, if the Participant’s Service with the Participating Company Group is terminated for Cause, as defined by the Participant’s Award Agreement or contract of employment or service (or, if not defined in any of the foregoing, as defined below), the SAR shall terminate and cease to be exercisable immediately upon such termination of Service. Unless otherwise defined by the Participant’s Award Agreement or contract of employment or service, for purposes of this Section 7.5(a)(iii) “Cause” shall have the same meaning provided to such term under Section 6.5(a)(iii) of the Plan.

(iv) Other Termination of Service. If the Participant’s Service terminates for any reason, except Disability, death or Cause, (a) the SAR, to the extent unexercised and exercisable by the Participant on the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of 90 days (or such longer period of time as determined by the Committee, in its discretion) after the date on which the Participant’s Service terminated, or two years after such termination in the case of an Insider, on which date they shall expire, and (b) SARs granted to such Participant, to the extent that they were not exercisable at the time of such termination, shall expire at the close of business on the date of such termination; provided, however, that in any event no SAR shall be exercisable after the SAR Expiration Date.

(b) Extension if Exercise Prevented by Law. Notwithstanding the foregoing other than the provisions addressing termination for Cause (Section 7.5(a)(iii) of the Plan), if the exercise of an SAR within the applicable time periods set forth in Section 7.5(a) of the Plan is prevented by the provisions of Section 14 of the Plan, the Committee, in its sole discretion, may determine that the SAR shall remain exercisable for such additional period of time as may be determined by the Committee, but in any event no later than the SAR Expiration Date.

7.6 Effective Date of Grant of SARs. In no event shall the effective date of a grant of a SAR hereunder be a date any earlier than the date that the Participating Company granting such SAR completes the corporate action constituting an offer of stock for sale. If a SAR is granted to an individual upon the condition that such individual will become an Employee of such Participating Company or an Affiliate, the effective date of the grant of such SAR shall be no earlier than the date such individual becomes such an Employee.

8. TERMS AND CONDITIONS OF RESTRICTED STOCK AND RESTRICTED STOCK UNIT AWARDS.

The Committee may grant Restricted Stock or Restricted Stock Units pursuant to the Plan, which shall be evidenced by Award Agreements between the Participant and the Company in such form as the Committee shall from time to time establish and approve. No Award of Restricted Stock or Restricted Stock Units shall be a valid and binding obligation of the Company unless evidenced by a fully executed Award Agreement. Award Agreements may incorporate all or any of the terms of the Plan by reference and shall comply with and be subject to the following terms and conditions:

8.1 Consideration for Restricted Stock. Restricted Stock may be sold or awarded under the Plan for such consideration as the Committee may determine, including (without limitation) cash, cash equivalents, full-recourse promissory notes, past services and future services; provided, however, that to the extent that an Award consists of newly issued Restricted Stock, the Participant shall furnish consideration with a value not less than the par value of such Restricted Stock in the form of cash equivalents or past services rendered to the Company, as the Committee may determine.

8.2 Vesting. Each Award of Restricted Stock or Restricted Stock Units will be subject to vesting. Vesting shall occur, in full or in installments, upon satisfaction of the conditions (“restrictions”) specified in the Award Agreement. During any restricted period, the Participant shall not be permitted to sell, transfer, pledge, assign, or otherwise encumber or dispose of any Restricted Stock or Restricted Stock Units awarded under this Plan. In the event of the Participant’s retirement, Disability or death, or in case of special circumstances, the Committee in its sole discretion may waive, in whole or in part, any or all remaining restrictions with respect to such Participant’s Restricted Stock.

8.3 Restrictions. The Committee shall establish the criteria upon which the restriction period shall be based. Restrictions may be based upon either the continued employment of the Participant or upon attainment by the Company of one or more measures of operating performance or other criteria as established by the Committee, including, but not limited to: revenue, net income, sales bookings, EBITDA, cash flow and financial return ratios. The Committee shall establish the specific targets for the selected criteria. These targets may be set at a specific level or may be expressed as relative to the comparable measure at comparison companies or a defined index. Performance objectives may be established in combination with restrictions based upon the continued employment of the Participant. These targets may be based upon the performance of the Company as a whole or upon a defined business unit or subsidiary. In cases where objective performance criteria are established, the Committee shall determine the extent to which the criteria have been achieved and the corresponding level to which restrictions will be deemed satisfied or the extent to which a Participant’s right to receive an Award should lapse in cases where the performance criteria have not been met and shall certify these determinations in writing. The Committee may provide for the determination of the attainment of such restrictions in installments where deemed appropriate. To the extent the restrictions with respect to an Award of Restricted Stock or Restricted Stock Units are not met, such Restricted Stock or Restricted Stock Units shall be forfeited.

8.4 Restricted Stock Unit Amount Payable. The amount payable to a Participant upon vesting of a Restricted Stock Unit shall be the amount of the bookkeeping credit with respect to such Restricted Stock Unit as of the date of vesting. Such amount shall be paid (i) in cash, (ii) in Stock or (iii) partly in cash and partly in Stock, in the discretion of the Committee, to the Participant at the time of vesting; provided that, in the discretion of the Committee, such amount may be paid after vesting in accordance with the Company’s regular payroll practices as long as the payment is not made later than the 15th day of the third calendar month following the vesting date.

8.5 Rights under Restricted Stock. The holders of Restricted Stock awarded under the Plan shall have the same voting, dividend and other rights as the Company’s other stockholders. An Award Agreement, however, may require (i) that dividends be in the form of additional Restricted Stock subject to the same conditions and restrictions as the Restricted Stock with respect to which the dividends are paid or (ii) that any cash dividends be subject to the same conditions and restrictions as the Award with respect to which the dividends were paid.

8.6 Transferability. When an Award of Restricted Stock is granted hereunder, the Company shall issue uncertificated shares in book entry form in respect of such Restricted Stock, which shall be registered in the name of the Participant and shall be accompanied by an appropriate restrictive transfer instruction and stop transfer order on the books of the Company’s transfer agent similar to the following: “The transferability of these shares is subject to the terms and conditions (including forfeiture) of a Restricted Stock Agreement entered into between the registered owner and QuadraMed Corporation. A copy of such agreement is on file in the offices of the Secretary of the Corporation.”

8.7 Certificates. Upon the request of the Participant, a certificate or certificates shall be issued in respect of such Restricted Stock, which shall be registered in the name of the Participant and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Award similar to the following: “The transferability of the shares represented by this certificate is subject to the terms and conditions (including forfeiture) of a Restricted Stock Agreement entered into between the registered owner and QuadraMed Corporation. A copy of such agreement is on file in the offices of the Secretary of the Corporation.”

8.8 Holding or Deposit of Certificates. In order to enforce the restrictions, terms and conditions that may be applicable to a Participant’s shares of Restricted Stock, the Committee may require the Participant (i) upon the receipt of uncertificated shares in book entry form, or at any time thereafter, to permit the shares to be held at the Company’s transfer agent in book entry form, or (ii) upon the receipt of a certificate or certificates representing such shares, or at any time thereafter, to deposit such certificate or certificates, together with stock powers and other instruments of transfer, appropriately endorsed in blank, with the Company or an escrow agent designated by the Company under an escrow agreement in such form as the Committee shall prescribe.

9. NON-EMPLOYEE DIRECTOR OPTION GRANT PROGRAM

9.1 Option Terms.

(a) Grant Dates. Nonstatutory Stock Option grants under the Non-Employee Director Option Grant Program shall be made on the dates specified below:

(i) Each individual who is first elected or appointed as a non-Employee Board member at any time shall automatically be granted, on the date of such initial election or appointment, a Nonstatutory Stock Option to purchase 9,200 shares of Stock (the “Initial Grant”), provided that the individual has not previously been in the employ of the Company or any Subsidiary or Affiliate.

(ii) At each annual meeting of the stockholders beginning with the 2009 annual meeting of the stockholders, each individual who is to continue to serve as a non-Employee Board member, whether or not that individual is standing for re-election to the Board at that particular annual meeting, shall automatically be granted a Nonstatutory Stock Option to purchase 2,400 shares of Stock, provided such individual has not received an Initial Grant under this Non-Employee Director Option Grant Program as of the date of either of the preceding two (2) Annual Stockholder Meetings.

(b) Exercise Price.

(i) The exercise price per share shall be equal to one hundred percent (100%) of the Fair Market Value per share of Stock as of the grant date.

(ii) The exercise price shall be payable in one or more of the alternative forms authorized under Section 6 of the Plan. Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made on the exercise date.

(c) Option Term. Each Option shall have a term of 10 years measured from the Option grant date.

(d) Exercise and Vesting of Options. The right of a non-Employee Board member to exercise each initial 9,200-share Option shall vest as follows: (i) 1/2 of the Option shares shall vest upon the Participant’s completion of one year of Board service measured from the Option grant date and (ii) the balance of the Option shares shall vest upon the Participant’s completion of his or her second year of Board service measured from such grant date. The right of a non-Employee Board member to exercise a 2,400-share Option grant shall vest in a series of 12 successive equal monthly installments over the Participant’s period of Board service; each monthly installment shall vest at the end of the applicable month. Notwithstanding the foregoing, the right of a non-Employee Board member to exercise any Option grant under Section 9 of the Plan shall vest immediately in the event that the non-Employee Board member ceases to serve as a Board member due to death or Disability.

(e) Termination of Board Service. The following provisions shall govern the exercise of any Options held by the Participant, including but not limited to Options acquired pursuant to the Director Fee Option Grant Program as provided in Section 10 of the Plan, at the time the Participant ceases to serve as a Board member:

(i) The Participant shall have a two-year period following the date of the Participant’s cessation of Board service in which to exercise each such Option for the number of vested shares of Stock for which the Option is exercisable at the time of the Participant’s cessation of Board service.

(ii) In no event shall the Option remain exercisable after the expiration of the Option term. Upon the expiration of the post-termination exercise period or (if earlier) upon the expiration of the Option term, the Option shall terminate and cease to be outstanding for any vested shares of Stock for which the Option has not been exercised. However, the Option shall, immediately upon the Participant’s cessation of Board service for any reason other than death or Disability, terminate and cease to be outstanding to the extent the Option is not otherwise at that time exercisable for vested shares of Stock.

9.2 Change in Control. In connection with any Change in Control, the shares of Stock at the time subject to each outstanding Option but not otherwise vested shall automatically vest in full so that each such Option shall, immediately prior to the effective date of the Change in Control, become fully exercisable for all of the shares of Stock at the time subject to such Option and may be exercised for all or any portion of those shares as fully-vested shares of Stock. Each such Option shall remain exercisable for such fully-vested Option shares until the expiration or sooner termination of the Option.

9.3 Remaining Terms. To the extent not inconsistent with the foregoing, the terms of each Option granted under the Non-Employee Director Option Grant Program shall be the same as the relevant terms in effect for Option grants made under Section 6 of the Plan.

10. DIRECTOR FEE OPTION GRANT PROGRAM.

10.1 Option Grants. Each non-Employee Board member may elect to apply all or any portion of the annual retainer fee otherwise payable in cash for his or her service on the Board to the acquisition of a special option grant under this Director Fee Option Grant Program. Such election must be filed with the Company’s Chief Financial Officer prior to first day of the calendar year for which the annual retainer fee that is the subject of that election is otherwise payable. If no such election is filed with the Company’s Chief Financial Officer, such non-Employee Board member’s prior year’s election, or lack thereof, shall apply for the current year. In the case of a Board member elected to the Board for the first time, such Board member must file his or her election with the Company’s Chief Financial Officer prior to his or her initial election to the Board to be applicable for that calendar year. Each non-Employee Board member who (i) files such a timely election or (ii) is deemed to have so elected pursuant to his or her previous year’s election, shall automatically be granted an Option under this Director Fee Option Grant Program on the last trading day in such quarter in which the relevant quarterly portion of the annual retainer fee that is the subject of that election is otherwise payable, provided such non-Employee Board member remains on the Board on such date.

10.2 Option Terms. Such Option shall be a Nonstatutory Stock Option governed by the terms and conditions specified below.

(a) Exercise Price.

(i) The exercise price per share shall be equal to 100% of the Fair Market Value per share of Stock as of the grant date of such Option.

(ii) The exercise price shall become immediately due upon the exercise of such Option and shall be payable in one or more of the alternate forms authorized under Section 6 of the Plan.

Except to the extent the sale and remittance procedure specified thereunder is utilized, payment of the exercise price for the purchased shares must be made by 5:00 p.m. Washington, D.C. time on the date of the exercise of such Option.

(b) Number of Option Shares. The number of shares of Stock subject to such Option shall be determined pursuant to the following formula (rounded down to the nearest whole number):

X = (A / B) * 3, where

X is the number of Option shares,

A is the relevant quarterly portion of the annual retainer fee subject to the non-Employee Board member’s election, and

B is the Fair Market Value per share of Stock as of the Option grant date.

(c) Exercise and Term of Options. Such Option shall be immediately exercisable and shall have a maximum term of 10 years measured from the grant date of such Option.

10.3 Remaining Terms. To the extent not inconsistent with the foregoing, the terms of each Option granted under the Director Fee Option Grant Program shall be the same as the relevant terms in effect for Option grants made under Sections 6 and 9 of the Plan.

11. STANDARD FORMS OF AGREEMENTS.

11.1 Award Agreement. Unless otherwise provided by the Committee at the time the Award is granted, an Award shall comply with and be subject to the terms and conditions set forth in the form of Award Agreement (including any Option Agreement) approved by the Board concurrent with its adoption of the Plan and as amended from time to time.

11.2 Authority to Vary Terms. The Board shall have the authority from time to time to vary the terms of any standard form of agreement described in this Section 11 either in connection with the grant or amendment of an individual Award or in connection with the authorization of a new standard form or forms; provided, however, that the terms and conditions of any such new, revised or amended standard form or forms of agreement are not inconsistent with the terms of the Plan.

12. CHANGE IN CONTROL.

12.1 Definitions.

(a) An “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company: (i) the direct or indirect sale or exchange in a single or series of related transactions by the stockholders of the Company of more than 50% of the voting stock of the Company; (ii) a merger or consolidation in which the Company is a party; (iii) the sale, exchange, or transfer of all or substantially all of the assets of the Company; or (iv) a liquidation or dissolution of the Company.

(b) A “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the stockholders of the Company immediately before the Transaction do not retain immediately after the Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before the Transaction, direct or indirect beneficial ownership of more than 50% of the total combined voting power of the outstanding voting securities of the Company or, in the case of a Transaction described in Section 12.1(a)(iii) of the Plan, the corporation or other business entity to which the assets of the Company were transferred (the “Transferee”), as the case may be. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the

Company or the Transferee, as the case may be, either directly or through one or more subsidiary corporations or other business entities. The Committee shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

12.2 Effect of Change in Control on Options.

(a) Accelerated Vesting. Notwithstanding any other provision of the Plan to the contrary, the Committee, in its sole discretion, may provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the vesting in connection with such Change in Control of any or all outstanding Options and shares acquired upon the exercise of such Options, subject to compliance with Section 409A of the Code.

(b) Assumption or Substitution of Options. In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiror”), may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under outstanding Options or substitute for outstanding Options substantially equivalent options for the purchase of the Acquiror’s stock. Notwithstanding the foregoing, shares of stock acquired upon exercise of an Option prior to the Change in Control and any consideration received pursuant to the Change in Control with respect to such shares shall continue to be subject to all applicable provisions of the Option Agreement evidencing such Option except as otherwise provided in such Option Agreement.

(c) Cash-Out of Options. Notwithstanding Section 12.2(b) of the Plan, the Committee may, in its sole discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any Option outstanding immediately prior to the Change in Control shall be canceled in exchange for a payment with respect to each vested share (and each unvested share, if so determined by the Committee) of Stock subject to such canceled Option (any such action, an “Option Cash Out”) in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control over the exercise price per share under such Option (the “Option Spread”). In the event such determination is made by the Committee, the Option Spread (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of their canceled Options as soon as practicable following the date of the Change in Control and, if the Committee has so determined in accordance with the first sentence of this Section 12.2(c), in respect of the unvested portion of their canceled Options in accordance with the vesting schedule applicable to such Options as in effect prior to the Change in Control.

(d) Termination of Options. Any Options which are neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the time of consummation of the Change in Control (whether or not pursuant to an Option Cash Out) shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

12.3 Effect of Change in Control on Stock Appreciation Rights.

(a) Accelerated Vesting. Notwithstanding any other provision of the Plan to the contrary, the Committee, in its sole discretion, may provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the vesting in connection with such Change in Control of any or all outstanding SARs, subject to compliance with Section 409A of the Code.

(b) Assumption or Substitution of SARs. In the event of a Change in Control, the Acquiror may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under outstanding SARs or substitute for outstanding SARs substantially equivalent rights in relation to the Acquiror’s stock. Notwithstanding the foregoing, any consideration received pursuant to the Change in Control with respect to such SARs shall continue to be subject to all applicable provisions of the Award Agreement evidencing such SARs except as otherwise provided in such Award Agreement.

(c) Cash-Out of SARs. Notwithstanding Section 12.3(b) of the Plan, the Committee may, in its sole discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, each or any exercisable SAR outstanding immediately prior to the Change in Control (and each unexercisable SAR, if so determined by the Committee) shall be canceled in exchange for a payment (any such action, an “SAR Cash Out”) in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control over the exercise price per share under such SAR (the “SAR Spread”). In the event such determination is made by the Committee, the SAR Spread (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of their canceled SARs as soon as practicable following the date of the Change in Control and, if the Committee has so determined in accordance with the first sentence of this Section 12.3(c), in respect of any unexercisable SAR in accordance with the exercisability schedule (including any conditions with respect to exercisability pursuant to the Award Agreement evidencing such SAR) applicable to such SARs as in effect prior to the Change in Control.

(d) Termination of SARs. Any SARs which are neither assumed or continued by the Acquiror in connection with the Change in Control nor exercised as of the date of the Change in Control (whether or not pursuant to an SAR Cash Out) shall terminate and cease to be outstanding or effective as of the time of consummation of the Change in Control.

12.4 Effect of Change in Control on Restricted Stock and Restricted Stock Unit Awards.

(a) Accelerated Vesting. Notwithstanding any other provision of the Plan to the contrary, the Committee, in its sole discretion, may provide in any Award Agreement or, in the event of a Change in Control, may take such actions as it deems appropriate to provide for the acceleration of the vesting in connection with such Change in Control of any or all Restricted Stock or Restricted Stock Units, subject to compliance with Section 409A of the Code.

(b) Assumption or Substitution of Restricted Stock and Restricted Stock Units. In the event of a Change in Control, the Acquiror may, without the consent of any Participant, either assume or continue the Company’s rights and obligations under outstanding Restricted Stock and Restricted Stock Unit Awards or substitute for outstanding Restricted Stock and Restricted Stock Unit Awards substantially equivalent rights in relation to the Acquiror’s stock. Notwithstanding the foregoing, such Restricted Stock and any consideration received pursuant to the Change in Control with respect to such Restricted Stock Units shall continue to be subject to all applicable provisions of the Award Agreement evidencing such Restricted Stock or Restricted Stock Units, as the case may be, except as otherwise provided in such Award Agreement.

(c) Cash-Out of Restricted Stock Units. Notwithstanding Section 12.4(b) of the Plan, the Committee may, in its sole discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, any unvested Restricted Stock Unit Award outstanding immediately prior to the Change in Control shall be canceled in exchange for a payment with respect to such Restricted Stock Unit subject to such canceled Restricted Stock Unit Award (any such action, an “RSU Cash Out”) in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount having a Fair Market Value equal to the Fair Market Value of the consideration to be paid per share of Stock in the Change in Control (the “RSU FMV Amount”). In the event such determination is made by the Committee, the RSU FMV Amount (reduced by applicable withholding taxes, if any) shall be paid to Participants in respect of their canceled unvested Restricted Stock Units in accordance with the vesting schedule applicable to such Restricted Stock Units as in effect prior to the Change in Control.

Furthermore, notwithstanding any provision of the Plan to the contrary, the Committee may, in its sole discretion and without the consent of any Participant, determine that, upon the occurrence of a Change in Control, payment for any vested Restricted Stock Unit for which payment has not been made pursuant to Section 8.4 of the Plan immediately prior to the Change in Control may be made in (i) cash, (ii) stock of the Company or of a corporation or other business entity a party to the Change in Control, or (iii) other property which, in any such case, shall be in an amount equal to the RSU FMV Amount; provided that any such payment shall be made within the time limit set forth in Section 8.4 of the Plan.

(d) Termination of Restricted Stock and Restricted Stock Units. Any Restricted Stock and Restricted Stock Unit Awards which are neither assumed or continued by the Acquiror in connection with the Change in Control nor vested as of the date of the Change in Control (whether or not, with respect to Restricted Stock Units, pursuant to an RSU Cash Out) shall terminate and cease to be outstanding effective as of the time of consummation of the Change in Control.

12.5 Federal Excise Tax Under Section 4999 of the Code.

(a) Excess Parachute Payment. In the event that any acceleration of vesting pursuant to an Award and any other payment or benefit received or to be received by a Participant would subject the Participant to any excise tax pursuant to Section 4999 of the Code due to the characterization of such acceleration of vesting, payment or benefit as an “excess parachute payment” under Section 280G of the Code, the Participant may elect, in his or her sole discretion, to reduce the amount of any acceleration of vesting called for under the Award in order to avoid such characterization.

(b) Determination by Independent Accountants. To aid the Participant in making any election called for under Section 12.5(a) of the Plan, no later than the date of the occurrence of any event that might reasonably be anticipated to result in an “excess parachute payment” to the Participant as described in Section 12.5(a) of the Plan, the Company shall request a determination in writing by independent public accountants selected by the Company (the “Accountants”). As soon as practicable thereafter, the Accountants shall determine and report to the Company and the Participant the amount of such acceleration of vesting, payments and benefits which would produce the greatest after-tax benefit to the Participant. For the purposes of such determination, the Accountants may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Participant shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make their required determination. The Company shall bear all fees and expenses the Accountants may reasonably charge in connection with their services contemplated by this Section 12.5(b).

13. TAX WITHHOLDING.

13.1 Tax Withholding in General. The Company shall have the right to deduct from any and all payments made under the Plan, or to require the Participant, through payroll withholding, cash payment or otherwise, including by means of a Cashless Exercise of an Option, to make adequate provision for, the federal, state, local and foreign taxes, if any, required by law to be withheld by the Participating Company Group with respect to an Award or the shares of Stock acquired pursuant thereto. The Company shall have no obligation to deliver shares of Stock or to release shares of Stock from an escrow established pursuant to an Award Agreement until the Participating Company Group’s tax withholding obligations have been satisfied by the Participant.

13.2 Withholding in Shares. The Company shall have the right, but not the obligation, to deduct from the shares of Stock issuable to a Participant upon the exercise of an Award, or to accept from the Participant the tender of, a number of whole shares of Stock having a Fair Market Value, as determined by the Company, equal to all or any part of the tax withholding obligations of the Participating Company Group. The Fair Market Value of any shares of Stock withheld or tendered to satisfy any such tax withholding obligations shall not exceed the amount determined by the applicable minimum statutory withholding rates.

14. COMPLIANCE WITH SECURITIES LAW.

The grant of Awards and the issuance of shares of Stock upon exercise of Awards shall be subject to compliance with all applicable requirements of federal, state and foreign law with respect to such securities. Awards may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed. In addition, no Award may be exercised unless (a) a registration statement under the Securities Act shall at the time of exercise of the Award be in effect with respect to the shares of Stock issuable upon exercise of the Award or (b) in the opinion of legal counsel to the Company, the shares of Stock issuable upon exercise of the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act. The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained. As a condition to the exercise of any Award, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

15. TERMINATION OR AMENDMENT OF PLAN.

The Board may amend, suspend or terminate the Plan at any time. However, subject to changes in applicable law, regulations or rules that would permit otherwise, without the approval of the Company’s stockholders, there shall be (a) no increase in the maximum aggregate number of shares of Stock that may be issued under the Plan (except by operation of the provisions of Section 4.3 of the Plan), (b) no change in the class of persons eligible to receive Incentive Stock Options, and (c) no other amendment of the Plan that would require approval of the Company’s stockholders under any applicable law, regulation or rule, including the rules of any stock exchange or market system upon which the Stock may then be listed. No amendment, suspension or termination of the Plan shall affect any then outstanding Award unless expressly provided by the Board. Except as provided by the next sentence, no amendment, suspension or termination of the Plan may adversely affect any then outstanding Award without the consent of the Participant. Notwithstanding any other provision of the Plan to the contrary, the Board may, in its sole and absolute discretion and without the consent of any participant, amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as it deems necessary or advisable for the purpose of conforming the Plan or such Award Agreement to any present or future law, regulation or rule applicable to the Plan, including, but not limited to, Section 409A of the Code.

16. MISCELLANEOUS PROVISIONS.

16.1 Repurchase Rights. Shares issued under the Plan may be subject to a right of first refusal, one or more repurchase options, or other conditions and restrictions as determined by the Board in its discretion at the time the Award is granted. The Company shall have the right to assign at any time any repurchase right it may have, whether or not such right is then exercisable, to one or more persons as may be selected by the Company. Upon request by the Company, each Participant shall execute any agreement evidencing such transfer restrictions prior to the receipt of shares of Stock hereunder and shall promptly present to the Company any and all certificates representing shares of Stock acquired hereunder for the placement on such certificates of appropriate legends evidencing any such transfer restrictions.

16.2 Stockholder Approval. The Plan shall be approved by the Company’s stockholders within 12 months before or after the date of adoption thereof by the Board. Any increase in the maximum aggregate number of shares of Stock issuable under the Plan as provided in Section 4.1 of the Plan (the “Authorized Shares”) shall be approved by the Company’s stockholders in advance of such increase. Awards granted prior to security holder approval of the Plan or in excess of the Authorized Shares previously approved by the security holders shall become exercisable no earlier than the date of security holder approval of the Plan or such increase in the Authorized Shares, as the case may be.

16.3 Detrimental Activity. Upon exercise, payment or delivery pursuant to an Award, the Participant shall certify in a manner acceptable to the Committee that he or she is in compliance with the terms and conditions of the Plan. In the event a Participant engages in any Detrimental Activity prior to, or during the six months after, any exercise, payment or delivery pursuant to an Award, such exercise, payment or delivery may be rescinded within two years thereafter. In the event of such rescission, the Participant shall pay to the Company the amount of any gain realized or payment received as a result of the rescinded exercise, payment or delivery, in such manner and on such terms and conditions as may be required, and the Company shall be entitled to set-off the amount of any such gain against any amount owed to the Participant by the Company. For purposes of the Plan, “Detrimental Activity” shall include: (i) the rendering of services for any organization or engaging directly or indirectly in any business which is or becomes competitive with the Company or any Subsidiary or Affiliate, or which organization or business, or the rendering of services to such organization or business, is or becomes otherwise prejudicial to or in conflict with the interests of the Company or any Subsidiary or Affiliate; (ii) the disclosure to anyone outside the Company or any of its Subsidiaries and Affiliates, or the use in other than the Company’s business, without prior written authorization from the Committee, of any confidential information or material, relating to the business of the Company or any of its Subsidiaries and Affiliates, acquired by the Participant either during or after his period of service with the Company; (iii) the failure or refusal to disclose promptly and to assign to the Company, all right, title and interest in any invention or idea, patentable or not, made or conceived by the Participant while employed by or otherwise performing services for the Company, relating in any manner to the actual or anticipated business, research or development work of the Company or any Subsidiary or Affiliate or the failure or refusal to do anything reasonably necessary to enable the Company or any Subsidiary or Affiliate to secure a patent where appropriate in the United States and in other countries; (iv) activity that results in termination of the Participant’s employment for Cause (either as defined herein or in the Participant’s employment agreement with the Company); (v) any attempt directly or indirectly to induce any Employee or other person performing services for the Company or any Subsidiary or Affiliate to be employed or perform services elsewhere or any attempt directly or indirectly to solicit the trade or business of any current or prospective customer, supplier or partner of the Company or any Subsidiary or Affiliate; or (vi) any other conduct or act determined to be injurious, detrimental or prejudicial to any interest of the Company or any Subsidiary or Affiliate.

16.4 Exclusion from Retirement and Fringe Benefit Computation. No portion of any Award under this Plan shall be taken into account as “wages,” “salary” or “compensation” for any purpose, whether in determining eligibility, benefits or otherwise, under (i) any pension, retirement, profit sharing or other qualified or non-qualified plan of deferred compensation, (ii) any employee welfare or fringe benefit plan including, but not limited to, group insurance, hospitalization, medical, disability and severance programs, or (iii) any form of extraordinary pay including but not limited to bonuses, sick pay, vacation pay, termination indemnities or the like.

16.5 Non-Guarantee of Employment. Nothing in the Plan or in any Award granted pursuant to the Plan shall be construed as a contract of employment between the Company or any Subsidiary or Affiliate, and selection of any person as a Participant in the Plan will not give that person the right to continue in the employ of the Company or any Subsidiary or Affiliate, the right to continue to provide services to the Company or any Subsidiary or Affiliate or as a limitation of the right of the Company or any Subsidiary or Affiliate to discharge any Participant or any other person at any time.

16.6 Choice of Laws. This Plan shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to principles of conflict of laws of any jurisdiction.

16.7 Notices. All notices and other communications made or given pursuant to this Plan shall be in writing and shall be sufficiently made or given if delivered or mailed, addressed to the Participant at the address contained in the records of the Company or to the Company at the principal executive offices of the Company.

QUADRAMED CORPORATION

FORM OF OPTION AGREEMENT

<Name of employee> (the “Participant”) has been granted an option (the “Option”) to purchase certain shares of Stock pursuant to the QuadraMed Corporation 2009 Stock Compensation Plan (the “Plan”), as follows:

Date of Option Grant:	<Date of grant>
Number of Option Shares:	<Number of shares granted>
Exercise Price Per Share:	$<Amount as determined by the Compensation Committee>
Initial Vesting Date:	The date one year after <Date of Option Grant>
Option Expiration Date:	The date ten (10) years from the Date of Option Grant.
Tax Status of Option:	<Incentive/Nonstatutory> Stock Option. (Enter “Incentive” or “Nonstatutory.” If blank, this Option will be a Nonstatutory Stock Option.)

Vested Shares: The number of vested shares of Stock (disregarding any resulting fractional share) as of any date is determined by multiplying the Number of Option Shares by the “Vested Ratio” determined as of such date as follows:

Vested Ratio
Prior to Initial Vesting Date	0
On Initial Vesting Date, provided the Participant’s Service has not terminated prior to such date	1/4
Plus:
For each additional full month of the Participant’s continuous Service from Initial Vesting Date until the Vested Ratio equals 1/1, an additional	1/48

Capitalized terms not otherwise defined in this Option Agreement have the meanings set forth in the Plan.

By their signatures below, the Company and the Participant agree that the Option is governed by this Agreement and by the provisions of the Plan, which is incorporated by reference hereby. The Participant acknowledges receipt of either a copy of the Plan or notice that a copy of the Plan is available upon request, represents that the Participant has read and/or is familiar with the provisions of the Plan, and hereby accepts the Option subject to all of the terms and conditions of the Plan.

QUADRAMED CORPORATION	PARTICIPANT

By:
Signature
Its:
Date
Address: 12110 Sunset Hills Road, Suite 600
Reston, Virginia, 20190	Address

QUADRAMED CORPORATION

FORM OF AWARD AGREEMENT

<Name of employee> (the “Participant”) has been granted an award (the “Award”) pursuant to the QuadraMed Corporation 2009 Stock Compensation Plan (the “Plan”), as follows:

Type of Award:	<“Stock Appreciation Right”/”Restricted Stock”/”Restricted Stock Unit”>
Date of Award Grant:	<Date of grant>
Number of Award Shares or Units:	<Number of shares or units granted>
Exercise Price Per Share:	$<Amount as determined by the Compensation Committee (if applicable)>
Initial Vesting Date:	<Date of first vesting condition or “See restrictions below.”>
Award Expiration Date:	<For SARs: “The date 10 years from the Date of Award Grant.”><For Restricted Stock or Restricted Stock Units: Expiration date or “None.”>

<For SARs, insert the following:

Vested Award Units: The number of vested Award units (disregarding any resulting fractional share) is determined as of any date as follows: <Vesting terms/conditions>>

<For Restricted Stock and Restricted Stock Units, insert the following:

Restrictions: Vesting of the <Restricted Stock/Restricted Stock Unit(s)> will occur upon satisfaction of the following conditions: <Conditions/restrictions, including (if and as applicable) whether vesting occurs in full or in installments upon satisfaction of conditions, restrictions on dividends received on shares of Restricted Stock, and acceleration of vesting upon a Change in Control>.>

Capitalized terms not otherwise defined in this Award Agreement have the meanings set forth in the Plan.

By their signatures below, QuadraMed Corporation and the Participant agree that the Award is governed by this Agreement and by the provisions of the Plan, which is incorporated by reference hereby. The Participant acknowledges receipt of either a copy of the Plan or notice that a copy of the Plan is available upon request, represents that the Participant has read and/or is familiar with the provisions of the Plan, and hereby accepts the Award subject to all of the terms and conditions of the Plan.

QUADRAMED CORPORATION	PARTICIPANT

By:
Signature
Its:
Date
Address: 12110 Sunset Hills Road, Suite 600
Reston, Virginia, 20190	Address